Exhibit 99.1

Worldpay Reports First Quarter 2019 Results

Strong Business Momentum and New Sales Generated Exceptional Financial Results
Raising Full Year Guidance on Strong Revenue Growth and Increasing Cost Synergies

CINCINNATI and LONDON, May 2, 2019 - Worldpay, Inc. (NYSE: WP, LSE: WPY) (“Worldpay” or the “Company”) today announced financial results for the first quarter ended March 31, 2019. Revenue increased 14% in the first quarter to $970.0 million as compared to $850.7 million in the prior year period. On a GAAP basis, net income per diluted share attributable to Worldpay, Inc. increased to $0.12 as compared to $(0.36) in the prior year period. Adjusted net income per share increased to $0.94 as compared to $0.81 in the prior year period. (See Schedule 1 for net income per diluted share attributable to Worldpay, Inc. and Schedule 2 for adjusted net income per share.)

“We delivered exceptional results, reflecting consistent business fundamentals and strong new sales performance,” said Charles Drucker, chairman and chief executive officer of Worldpay. “We signed 16 additional cross-sell wins, keeping us on track to achieve $100 million in revenue synergies, and we won several strategic new clients.”

Worldpay, Inc. First Quarter 2019 Results (unaudited) (in millions, except share data)

	Three Months Ended
	March 31, 2019	March 31, 2018(1)	% Change

Revenue	$970.0	$850.7	14%
Technology Solutions	427.3	336.4	27%
Merchant Solutions	459.4	432.2	6%
Issuer Solutions	83.3	82.1	1%

Adjusted EBITDA	$446.1	$374.1	19%
Adjusted EBITDA Margin	46.0%	44.0%

GAAP Net income (loss) attributable to Worldpay, Inc.	$36.4	$(97.6)	NM
GAAP Net income (loss) per diluted share attributable to Worldpay, Inc.	$0.12	$(0.36)	NM

Adjusted net income attributable to Worldpay, Inc.	$293.0	$236.7	24%
Adjusted net income per share attributable to Worldpay, Inc	$0.94	$0.81	16%
(1) Excludes contribution from Worldpay Group plc results for the period prior to the transaction closing (January 1-January 15, 2018).

Revenue
Revenue increased 14% in the first quarter to $970.0 million as compared to $850.7 million in the prior year period. On an underlying basis, total Company and total Merchant (excludes Issuer Solutions) revenue increased by 9% and 10%, respectively, when excluding cryptocurrency revenue grow-over, foreign currency headwinds and adjusting for the prior year stub period from January 1 to January 15, 2018.

Adjusted EBITDA
Adjusted EBITDA was $446.1 million or 46.0% of revenue in the first quarter, representing 200 basis points of adjusted EBITDA margin expansion as compared to the prior year period, including $29 million in cost synergies realized during the quarter.

Cost Synergies
Based on the Company’s substantial progress toward completing post-merger integration, Worldpay now expects to achieve $250 million in annualized cost synergies by year-end 2019, up from its previous expectation to achieve $200 million in annualized cost synergies by year-end 2020. In addition, Worldpay is increasing its in-year 2019 cost synergies forecast to $180-$190 million from $130-$140 million.

Worldpay, Inc. Second Quarter and Full-Year Financial Outlook (in millions, except share data)

	Second Quarter Financial Outlook		Full Year Financial Outlook
	Three Months Ended June 30,		Year Ended December 31,
	2019 Outlook	2018 Actual	2019 Outlook	2018 Actual (1)
Revenue	$1,055 - $1,070	$1,007	$4,215 - $4,275	$3,925
GAAP Net income (loss) per diluted share attributable to Worldpay, Inc.	$0.30 - $0.38	$(0.01)	$1.05 - $1.55	$0.04
Adjusted net income per share	$1.16 - $1.19	$1.04	$4.60 - $4.70	$4.05
(1) Excludes contribution from Worldpay Group plc results for the period prior to the transaction closing (January 1-January 15, 2018).

Merger Agreement
On March 17, 2019, Worldpay and Fidelity National Information Services, Inc. ("FIS") announced that their boards of directors unanimously approved a definitive merger agreement pursuant to which Worldpay will combine with FIS. Following the closing of the proposed transaction (the “Merger”), current Worldpay stockholders will own 47% of the combined company and current FIS shareholders will own 53% of the combined company, on a fully diluted basis. The proposed Merger is subject to customary closing conditions, including receipt of required stockholder and regulatory approvals, and is expected to close in the third quarter of 2019.

Earnings Conference Call and Audio Webcast
Due to its pending merger with FIS, Worldpay will not host a conference call or webcast to review the first quarter 2019 financial results.

About Worldpay, Inc.
Worldpay, Inc. (NYSE: WP; LSE: WPY) is a leading payments technology company with unique capability to power global omni-commerce. With an integrated technology platform, Worldpay offers a comprehensive suite of products and services, delivered globally through a single provider. Worldpay processes over 40 billion transactions annually, supporting more than 300 payment types across 146 countries and 126 currencies. The company is focused on expanding into high-growth markets and customer segments, including global eCommerce, integrated payments and B2B. Visit us at www.worldpay.com.

Non-GAAP and Pro Forma Financial Measures
This earnings release presents non-GAAP and pro forma financial information including adjusted EBITDA, Underlying EBITDA, adjusted net income, and adjusted net income per share. These are important financial performance measures for the Company, but are not financial measures as defined by GAAP. The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP and adjusted financial performance measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements including any statements regarding guidance and statements of a general economic or industry specific nature. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. These statements depend upon future events and are subject to risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors or events could affect our actual future performance, operations or results and cause them to differ materially from those anticipated in the forward-looking statements. Certain of these factors and other risks are discussed in our and FIS’s filings with the SEC and include, but are not limited to: (i) uncertainties as to the timing of the completion of the Merger; (ii) uncertainties as to whether the Merger will be completed; (iii) changes in ours or FIS’s share price before the completion of the Merger; (iv) that the businesses of Worldpay and FIS will not be integrated successfully or that such integration may take longer than anticipated; (v) that the cost savings and any synergies from the Merger may not be fully realized or may take longer to realize than expected; (vi) potential operating costs, customer loss and business disruption occurring prior to completion of the Merger or if the Merger is not completed; (vii) the effect of the announcement of the Merger on our or FIS’s business relationships, operating results and business generally; (viii) the failure to satisfy conditions to completion of the Merger, including the receipt of all required regulatory, stockholder and shareholder approvals; (ix) difficulty in retaining certain key employees as a result of the Merger; (x) our ability to adapt to developments and change in our industry; (xi) competition; (xii) unauthorized disclosure of data or security breaches; (xiii) systems failures or interruptions; (xiv) implementation of our new acquiring platform; (xv) our ability to expand our market share or enter new markets; (xvi) the outcome and negotiations in respect of Brexit; (xvii) our ability to successfully integrate the businesses of our predecessor companies; (xviii) our ability to identify and complete acquisitions and partnerships; (xix) failure to comply with applicable requirements of Visa, MasterCard or other payment networks or card schemes or changes in those requirements; (xx) our ability to pass along fee increases; (xxi) termination of sponsorship or clearing services; (xxii) loss of clients or referral partners; (xxiii) geopolitical, regulatory, tax and business risks associated with our international operations; (xxiv) economic and political uncertainty; (xxv) reductions in overall consumer, business and government spending; (xxvi) fraud by merchants or others; (xxvii) a decline in the use of credit, debit or prepaid cards; (xxviii) consolidation in the banking and retail industries; (xxix) our ability to mitigate risk; (xxx) government regulation, including regulation aimed at protecting consumer information and banking regulation; (xxxi) changes in tax laws; (xxxii) changes in foreign currency exchange rates; (xxxiii) outcomes of pending or future litigation or investigations; and (xxxiv) our dual-listings with the NYSE and LSE. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual results may vary in material respects from those projected or expected in any forward-looking statements. More information on potential factors and events that could affect our financial results and performance are included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Worldpay’s and FIS’s periodic reports filed with the SEC, including each of Worldpay’s and FIS’s most recently filed Annual Report on Form 10-K and its subsequent filings with the SEC.

Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Additional Information and Where to Find It
This release may be deemed to be solicitation material in respect of the Merger and the issuance of shares of FIS Common Stock in connection with the Merger (the “Share Issuance”). In connection with the Share Issuance, FIS expects to file a registration statement on Form S-4 that will include a joint proxy statement of Worldpay and FIS and a prospectus of FIS with the SEC. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which Worldpay or FIS may file with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WORLDPAY, FIS, THE MERGER, THE SHARE ISSUANCE AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents filed by Worldpay and FIS with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents filed by Worldpay with the SEC at http://investor.worldpay.com/ and https://www.investor.fisglobal.com/investor-overview.

Participants in the Solicitation
Worldpay, FIS and their respective directors, officers and employees may be considered participants in the solicitation of proxies in respect of the Merger and the Share Issuance. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the Merger and the Share Issuance, including names, affiliations and a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC. Information concerning the interests of Worldpay’s and FIS’s participants in the solicitation, may, in some cases, be different than those of Worldpay’s and FIS’s stockholders and shareholders, respectively. Information regarding Worldpay’s directors and executive officers is available in its proxy statement for its 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 3, 2019, and information regarding FIS’s directors and executive officers is available in its proxy statement for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 12, 2019.

No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CONTACTS

Investors
Nathan Rozof, CFA or Ignatius Njoku
Investor Relations
(866) 254-4811
(513) 900-4811
IR@worldpay.com

Media
Andrew Ciafardini
Corporate Communications
(513) 900-5308
Andrew.Ciafardini@worldpay.com

Schedule 1
Worldpay, Inc.
Consolidated Statements of Income
(Unaudited)
(in millions, except share data)

	Three Months Ended March 31,
	2019	2018	Change
Revenue	$970.0	$850.7	14%
Sales and marketing	290.9	266.0	9%
Other operating costs	181.0	155.1	17%
General and administrative	127.4	250.1	(49)%
Depreciation and amortization	264.4	207.2	28%
Income (loss) from operations	106.3	(27.7)	NM
Interest expense—net	(72.1)	(75.2)	(4)%
Non-operating income (expense)(1)	3.5	(8.6)	NM
Income (loss) before applicable income taxes	37.7	(111.5)	NM
Income tax benefit	(0.4)	(13.2)	NM
Net income (loss)	38.1	(98.3)	NM
Less: Net (income) loss attributable to non-controlling interests	(1.7)	0.7	NM
Net income (loss) attributable to Worldpay, Inc.	$36.4	$(97.6)	NM
Net income (loss) per share attributable to Worldpay, Inc. Class A common stock:
Basic	$0.12	$(0.36)	NM
Diluted(2)	$0.12	$(0.36)	NM
Shares used in computing net income (loss) per share of Class A common stock:
Basic	302,046,241	274,098,480
Diluted	303,876,967	274,098,480

(1)	Non-operating income (expense) primarily consists of other income and expense items outside of the Company’s operating activities.

(2)
Due to our structure as a C corporation and Worldpay Holding’s structure as a pass-through entity for tax purposes, the numerator in the diluted net income per share calculation is adjusted to reflect the Company’s income tax expense at an expected effective tax rate assuming the conversion of the Class B units of Worldpay Holding into shares of our Class A common stock. During the three months ended March 31, 2019 and 2018, approximately 8.7 million and 15.3 million weighted average Class B units of Worldpay Holding were excluded in computing diluted net income per share because including them would have an antidilutive effect. As the Class B units of Worldpay Holding were not included, the numerator used in the calculation of diluted net income per share was equal to the numerator used in the calculation of basic net income per share for the three months ended March 31, 2019 and 2018. Additionally, due to the net loss for the three months ended March 31, 2018, any remaining potentially dilutive securities were also excluded from the denominator in computing dilutive net income per share. As of March 31, 2019 all Class B units have been converted to Class A common stock and therefore there are no Class B units outstanding.

Schedule 2
Worldpay, Inc.
Adjusted Net Income
(Unaudited)
(in millions, except share data)

	Three Months Ended
	March 31,	March 31,
	2019	2018	% Change
Income (loss) before applicable income taxes	$37.7	$(111.5)	NM
Non-GAAP Adjustments:
Transition, acquisition and integration costs(1) (2)	42.4	177.4	(76)%
Share-based compensation(2)	33.0	17.2	92%
Intangible amortization(2) (3)	226.2	172.8	31%
Non-operating (income) expense(4)	(3.5)	8.6	NM
Non-GAAP adjusted income before applicable income taxes	335.8	264.5	27%
Less: Adjustments
Adjusted tax expense(5)	42.4	27.5	54%
Adjusted tax rate	13%	10%

Other(6)	0.4	0.3	33%
Adjusted net income	$293.0	$236.7	24%

Adjusted net income per share	$0.94	$0.81	16%
Adjusted shares outstanding(7)	312,534,909	290,880,798

Non-GAAP and Adjusted Financial Measures
This schedule presents non-GAAP and adjusted financial measures, which are important financial performance measures for the Company, but are not financial measures as defined by GAAP. Such financial measures should not be considered as alternatives to GAAP, and such measures may not be comparable to those reported by other companies.

Adjusted net income is derived from GAAP income before applicable income taxes and adjusted for the following items described below:

(1)	Represents acquisition and integration costs incurred in connection with our acquisitions, charges related to employee terminations and other transition activities.

(2)	Below are the adjustments to Other operating costs, General and administrative and Depreciation and amortization.

	Three Months Ended March 31, 2019			Three Months Ended March 31, 2018
	Transition, Acquisition & Integration	Share-Based Compensation	Amortization of Intangible Assets	Transition, Acquisition & Integration	Share-Based Compensation	Amortization of Intangible Assets
Other operating costs	$20.5	$—	$—	$10.2	$—	$—
General and administrative	21.9	33.0	—	167.2	17.2	—
Depreciation and amortization	—	—	226.2	—	—	172.8
Total adjustments	$42.4	$33.0	$226.2	$177.4	$17.2	$172.8

(3)	Represents amortization of intangible assets acquired through business combinations and customer portfolio and related asset acquisitions as well as depreciation of acquired software.

(4)	See note (1) in Schedule 1.

(5)
Represents adjusted income tax expense to reflect a projected effective tax rate of 20.1% for 2019 and 19.7% for 2018, including the tax effect of adjustments described above. Adjusted tax expense includes tax benefits due to: (1) the amortization of intangible assets and other tax attributes resulting from or acquired with our acquisitions, (2) the tax basis step up associated with our separation from Fifth Third Bank and (3) the purchase or exchange of Class B units of Worldpay Holding, net of payment obligations under tax receivable agreements. The effective tax rate is expected to remain at 20.1% for the remainder of 2019.

(6)	Represents the non-controlling interest, net of adjusted income tax expense, associated with a consolidated joint venture.

(7)
The adjusted shares outstanding include 8.7 million and 15.3 million of weighted average Class B units that are excluded from the GAAP dilutive net income per share calculation for the three months ended March 31, 2019 and 2018. Additionally, the three months ended March 31, 2018 also includes other potentially dilutive securities that are excluded from the GAAP dilutive net income per share calculation. As of March 31, 2019 all Class B units have been converted to Class A common stock and are therefore included in the Company’s shares outstanding.

Schedule 3
Worldpay, Inc.
Segment Information
(Unaudited)
(in millions)

Technology Solutions

	Three Months Ended March 31,
	2019	2018	% Change
Revenue	$427.3	$336.4	27%
Sales and marketing	118.4	95.9	23%
Segment profit	$308.9	$240.5	28%

Merchant Solutions

	Three Months Ended March 31,
	2019	2018	% Change
Revenue	$459.4	$432.2	6%
Sales and marketing	166.0	163.8	1%
Segment profit	$293.4	$268.4	9%

Issuer Solutions

	Three Months Ended March 31,
	2019	2018	% Change
Revenue	$83.3	$82.1	1%
Sales and marketing	6.5	6.3	3%
Segment profit	$76.8	$75.8	1%

Schedule 4
Worldpay, Inc.
Condensed Consolidated Statements of Financial Position
(Unaudited)
(in millions)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$107.9	$196.5
Accounts receivable—net	1,710.2	1,694.8
Settlement assets and merchant float	4,964.0	3,132.3
Prepaid expenses	83.1	80.0
Other	538.9	526.1
Total current assets	7,404.1	5,629.7

Property, equipment and software—net	1,093.3	1,074.1
Intangible assets—net	2,983.5	3,127.8
Goodwill	14,302.0	14,137.9
Deferred taxes	1,283.7	789.9
Other assets	220.6	129.1
Total assets	$27,287.2	$24,888.5

Liabilities and equity
Current liabilities:
Accounts payable and accrued expenses	$1,147.1	$1,188.7
Settlement obligations	5,680.2	3,723.6
Current portion of notes payable	219.3	225.7
Current portion of tax receivable agreement obligations	71.4	73.1
Deferred income	29.5	25.1
Current maturities of finance lease obligations	23.2	22.7
Other	647.4	630.3
Total current liabilities	7,818.1	5,889.2
Long-term liabilities:
Notes payable	7,269.3	7,622.1
Tax receivable agreement obligations	890.2	590.8
Finance lease obligations	28.4	34.3
Deferred taxes	469.9	473.7
Other	199.4	74.4
Total long-term liabilities	8,857.2	8,795.3
Total liabilities	16,675.3	14,684.5

Commitments and contingencies
Equity:
Total equity (1)	10,611.9	10,204.0
Total liabilities and equity	$27,287.2	$24,888.5

(1)	Includes equity attributable to non-controlling interests.

Schedule 5
Worldpay, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(in millions)

	Three Months Ended
	March 31, 2019	March 31, 2018
Operating Activities:
Net income (loss)	$38.1	$(98.3)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	264.4	207.2
Amortization of customer incentives	7.9	6.2
Amortization and write-off of debt issuance costs	2.1	59.9
Gain on foreign currency forward	—	(35.9)
Share-based compensation expense	33.0	17.2
Deferred tax benefit	(2.5)	(25.3)
Tax receivable agreements non-cash items	(2.0)	(3.6)
Other	23.8	30.4
Change in operating assets and liabilities:
Accounts receivable	(7.4)	14.0
Net settlement assets and obligations	(136.6)	(12.2)
Prepaid and other assets	4.9	(30.2)
Accounts payable and accrued expenses	(42.0)	(17.1)
Other liabilities	(17.5)	(28.2)
Net cash provided by operating activities	166.2	84.1
Investing Activities:
Purchases of property and equipment	(83.2)	(34.1)
Acquisition of customer portfolios and related assets and other	(4.8)	(37.1)
Proceeds from foreign currency forward	—	71.5
Cash acquired in acquisitions, net of cash used	—	1,405.8
Net cash (used in) provided by investing activities	(88.0)	1,406.1
Financing Activities:
Proceeds from issuance of long-term debt	—	2,140.0
Borrowings on revolving credit facility	2,127.0	1,476.0
Repayment of revolving credit facility	(1,931.0)	(1,701.0)
Repayment of debt and finance lease obligations	(582.3)	(1,662.2)
Payment of debt issuance costs	—	(86.8)
Proceeds from issuance of Class A common stock under employee stock plans	7.0	7.6
Repurchase of Class A common stock (to satisfy tax withholding obligations)	(12.8)	(11.2)
Settlement and payments under certain tax receivable agreements	(28.2)	(80.9)
Distributions to non-controlling interests	(2.3)	(5.6)
Net cash (used in) provided by financing activities	(422.6)	75.9
Net (decrease) increase in cash and cash equivalents	(344.4)	1,566.1
Cash and cash equivalents—Beginning of period	2,581.3	1,272.2
Effect of exchange rate changes on cash	10.1	31.1
Cash and cash equivalents—End of period	$2,247.0	$2,869.4
Cash Payments:
Interest	$59.3	$58.2
Income taxes	13.6	0.6
Non-cash Items:
Issuance of tax receivable agreements	$327.9	$—
(to be continued)

Schedule 5
Worldpay, Inc.
Consolidated Statements of Cash Flows (Continued)
(Unaudited)
(in millions)

Reconciliation of cash and cash equivalents to the Condensed Consolidated Statements of Financial Position

	Three Months Ended
	March 31, 2019	March 31, 2018
Cash and cash equivalents on the Condensed Consolidated Financial Statements	$107.9	$459.4
Other restricted cash (in other current assets)	474.9	515.7
Merchant float (in settlement assets and merchant float)	1,664.2	1,894.3
Total cash and cash equivalents per the Consolidated Statements of Cash Flows	$2,247.0	$2,869.4

Schedule 6
Worldpay, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(Unaudited)
(in millions)

	Three Months Ended March 31,
	2019	2018	% Change
Net income (loss)	$38.1	$(98.3)	NM
Income tax benefit	(0.4)	(13.2)	NM
Non-operating (income) expense(1)	(3.5)	8.6	NM
Interest expense—net	72.1	75.2	(4)%
Share-based compensation	33.0	17.2	92%
Transition, acquisition and integration costs(2)	42.4	177.4	(76)%
Depreciation and amortization	264.4	207.2	28%
Adjusted EBITDA	$446.1	$374.1	19%
Non-GAAP Financial Measures
This schedule presents adjusted EBITDA, which is an important financial performance measure for the Company, but is not a financial measure as defined by GAAP. Such financial measure should not be considered as an alternative to GAAP net income, and such measure may not be comparable to those reported by other companies.

(1)	See note (1) in Schedule 1.

(2)	See notes (1) and (2) in Schedule 2.

Schedule 7
Worldpay, Inc.
Outlook Summary
(Unaudited)

	Second Quarter Financial Outlook		Full Year Financial Outlook
	Three Months Ended June 30,		Year Ended December 31,
	2019 Outlook	2018 Actual	2019 Outlook	2018 Actual (1)
GAAP net income (loss) per share attributable to Worldpay, Inc.	$0.30 - $0.38	$(0.01)	$1.05 - $1.55	$0.04
Adjustments to reconcile GAAP to non-GAAP adjusted net income per share(2)	$0.86 - $0.81	$1.05	$3.55 - $3.15	$4.01
Adjusted net income per share	$1.16 - $1.19	$1.04	$4.60 - $4.70	$4.05

Non-GAAP and Adjusted Financial Measures
This schedule presents non-GAAP and adjusted financial measures, which are important financial performance measures for the Company, but are not financial measures as defined by GAAP.  Such financial measures should not be considered as alternatives to GAAP, and such measures may not be comparable to those reported by other companies.

(1)	Excludes Worldpay Group plc EPS for the period prior to the acquisition closing from January 1, 2018 to January 15, 2018.

(2)
2019 represents an estimated range of adjustments for the following items: (a) integration costs incurred in connection with our prior acquisitions, costs incurred related to our merger with FIS; charges related to employee termination benefits resulting from acquisition, integration and other transition activities; (b) share-based compensation; (c) amortization of acquired intangible assets and customer portfolio and related asset acquisitions; (d) non-operating expense/income; (e) adjustments to income tax expense to reflect the tax effect of adjustments described above, tax benefits due to the amortization of intangible assets and other tax attributes resulting from or acquired with our acquisitions, the tax basis step up associated with our separation from Fifth Third Bank and the purchase or exchange of Class B units of Worldpay Holding, net of payment obligations under tax receivable agreements.

2018 includes adjustments for the following items: (a) acquisition and integration costs incurred in connection with our acquisitions, charges related to employee termination benefits resulting from acquisition, integration and other transition activities; (b) share-based compensation; (c) amortization of acquired intangible assets and customer portfolio and related asset acquisitions; (d) non-operating expense/income; (e) adjustments to income tax expense to reflect the tax effect of adjustments described above, adjustments to deferred taxes and the TRA liability both resulting from US tax reform, adjustments to the TRA liability tax benefits due to the amortization of intangible assets and other tax attributes resulting from or acquired with our acquisitions, the tax basis step up associated with our separation from Fifth Third Bank and the purchase or exchange of Class B units of Worldpay Holding, net of payment obligations under tax receivable agreements.